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                                                                  EXHIBIT 10.39

                       FIFTH AMENDMENT OF LEASE AGREEMENT


         THIS FIFTH AMENDMENT OF LEASE AGREEMENT (this "Amendment"), is made and entered into this 6th day of March, 1995, between REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA, ("Lessor"), and TOLLGRADE COMMUNICATIONS, INC. ("Lessee").

                                   WITNESSETH:

         WHEREAS, Lessor and Lessee entered into a Lease Agreement for certain space in Harmar Industrial Manor in Harmar Township, Allegheny County, Pennsylvania (herein called the "Complex"), dated August 5, 1993, which Lease was amended by the First Amendment of Lease Agreement dated March 15, 1994, Second Amendment of Lease Agreement dated as of July 1, 1994, Third Amendment of Lease Agreement dated as of September 15, 1994 and Fourth Amendment of Lease Agreement made as of September 15, 1994 (hereinafter collectively called the "Lease"); and

         WHEREAS, Lessee desires to utilize additional space in the Complex in connection with its use of the Premises subject to the Lease; and

         WHEREAS, Lessor is agreeable to such use of the additional space by the Lessee as long as such use is in accordance with the terms of this Amendment, including certain clarifications to the Lease.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Lessor and Lessee agree as follows:

         1. Recitals. The foregoing recitals are incorporated herein by reference.

         2. Incorporation of Lease / Capitalized Terms. This Amendment is hereby incorporated into the Lease by reference and made an integral part thereof. Capitalized terms used herein but not defined herein shall have the meaning given in the Lease. In the event of a conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall govern.

         3. IDL. All referenced in Section 1C of the Lease to "IDC" are deleted in their entirety and replaced by the name "IDL".

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         4. Partial IDL Space. The following sentence is inserted after the second sentence in Section 1C of the Lease:

         "Lessee shall have the right to lease all such IDL space or a portion of such IDL space, provided, however, if Lessee desires to lease only a portion of the IDL space, Lessee agrees to lease at least 4,000 square feet of such IDL space at a time. Lessee shall, at its own cost and expense, install any partitions in the IDL space which are required on account of Lessee leasing less than all of the IDL space."

         5. Utilities. The following sentence is inserted at the end of Section 1C of the Lease:

         "Any time that Lessee takes additional space in the Complex, Lessee shall, at its sole cost and expense, be responsible to cause the utilities serving such space to be separately metered so that Lessee shall pay all utility charges for the Premises, including any new space so leased, directly. Lessee shall, at its sole cost and expense, additionally separate the gas space heater in Unit D-6 from Lessor's main system. All work done by Lessee pursuant to this Section 1C shall be subject to all applicable laws, rules, regulations and orders and subject to prior review of plans submitted by Lessee to Lessor and consent of Lessor, which shall not be unreasonably withheld."

         6. New Space. The Lessor does hereby lease and demise unto the Lessee Suite 104 containing One Thousand One Hundred Fifty (1,150) rentable square feet (the "Space"). The Space is more particularly described on Exhibit A attached hereto and incorporated herein. The Space shall be deemed to be par the Premises under the Lease.

         7. Mechanical Equipment. Lessee shall, at its so and expense, be responsible to cause the HVAC duct work serving the Space to be separated from the main system at the Complex and connected to the HVAC system serving the Lessee's Premises. All work done by Lessee hereunder shall be subject to all applicable laws, rules, regulations and orders and subject to prior review of plans submitted by Lessee to Lessor and consent of Lessor, which shall not be unreasonably withheld. Nothing herein shall be interpreted to affect the Lessor's obligations pursuant to Section 33 of the Lease.

         8. Commencement Date. The term of this Amendment shall commence and possession shall be given as of 12:01 AM on May 1, 1995 (the "Space Date"). The


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term of this Amendment shall expire on the Expiration Date as set forth in the
Lease, unless sooner terminated or extended in accordance with the terms of the Lease.

         9. Base Rent. Lessee shall pay to Lessor at Lessor's office in Pittsburgh, the sum of Seven Hundred Ninety Dollars and Sixty Three Cents ($790.63) as monthly rental for the Space (being the monthly calculation of rental based on $8.25/square foot/year), payable in advance and without demand on or before the first business day of each successive calendar month of the Term of the Lease and any renewal thereof, which rental shall be deemed to be additional Base Rental.

         10. Simtronics Space. In connection with the Lessee's option to lease the space in the Complex currently occupied by Simtronics, Lessor and Lessee agree that the rental payable by Lessee upon exercise of such option shall, effective for a period of six (6) months following Simtronics' surrender of possession of such space, be $8.25 per square foot per year. Provided that Lessor has made the Simtronics space available by July 1, 1995, Lessee agrees that it shall exercise its option and lease such space at the rate set forth herein, by means of a separate amendment to the Lease containing such other terms as are mutually acceptable to the parties.

         11. Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

         12. Lease. Except as amended hereby, the Lease shall remain in full force and effect and shall be binding upon the parties hereto and their respective successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment of
Lease to be duly executed the day and year first above written.


                                            Lessor:

                                            REGIONAL INDUSTRIAL DEVELOPMENT
                                            CORPORATION OF SOUTHWESTERN
                                            PENNSYLVANIA


                                            By:  /s/ Frank Brooks Robinson
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:  President
                                                  ----------------------------



                                            Lessee:

                                            TOLLGRADE COMMUNICATIONS, INC.


                                            By:  /s/ R. Craig Allison
                                               -------------------------------
                                            Name:  R. CRAIG ALLISON
                                                 -----------------------------
                                            Title:  COB/CEO
                                                  ----------------------------



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                                    EXHIBIT A




[FLOOR PLAN OF SPACE]